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PRESS RELEASE


Contact:    United Community Bancorp
            William F. Ritzmann, President and Chief Executive Officer
            (812) 537-4822

             UNITED COMMUNITY BANCORP REPORTS THIRD QUARTER RESULTS

Lawrenceburg, Indiana - April 27, 2007 - United Community Bancorp (the "Company") (Nasdaq: UCBA), the holding company for United Community Bank (the "Bank"), announced net income of $713,000, or $0.09 per diluted share, for the quarter ended March 31, 2007 compared to a net loss of $764,000 for the quarter ended March 31, 2006. The increase in net income was the result of an $86,000 increase in net interest income, an $884,000 increase in non-interest income and a $1.5 million reduction in non-interest expenses, partially offset by a $65,000 increase in provision for loan losses and a $948,000 increase in income tax expense. Net income for the nine months ended March 31, 2007 was $1.9 million, or $0.24 per diluted share, compared to $337,000 for the nine months ended March 31, 2006. The increase in net income for the nine month period was the result of a $974,000 increase in net interest income, a $1.5 million increase in non-interest income and a $638,000 reduction in non-interest expenses, partially offset by a $545,000 increase in provision for loan losses and a $980,000 increase in income tax expense. Due to the timing of the Bank's reorganization into the mutual holding company form and the completion of the initial public offering on March 30, 2006, earnings per share for the period from March 30, 2006 to March 31, 2006 is not considered meaningful and is not shown.

Net interest income for the quarter ended March 31, 2007 totaled $2.7 million compared to $2.6 million for the prior year quarter. The increase from the prior year quarter is primarily due to an increase in total interest income of $883,000, partially offset by an increase in total interest expense of $797,000. Interest income on loans increased by $738,000 primarily due to the combined effect of an increase in average balance from $224.5 million to $265.7 million and an increase in average yield from 6.45% to 6.56%. Interest income on investment and mortgage-backed securities decreased by $144,000 to $603,000, primarily due to the impact of a decrease in average balance from $74.4 million to $51.7 million, partially offset by an increase in average yield from 4.01% to 4.67%. Interest income on other interest-earning assets increased $289,000 to $465,000, primarily due to the impact of an increase in average balance from $31.1 million to $47.1 million and an increase in average yield from 2.26% to 3.95%. Interest expense on interest-bearing deposits increased by $838,000, primarily due to the effect of an increase in average balance from $302.6 million to $317.9 million and an increase in the average rate paid from 2.51% to 3.44%. Interest expense on borrowed funds decreased $41,000 due to average outstanding borrowings of $6.7 million for the quarter ended March 31, 2006 compared with the absence of any such borrowings during the quarter ended March 31, 2007. The increases in the average yields on loans and investments and in the average rates paid on interest-bearing deposits are primarily the result of an increase in market interest rates.

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Net interest income for the nine months ended March 31, 2007 totaled $8.2 million compared to $7.2 million for the prior year period. The increase from the prior year period is primarily due to an increase in total interest income of $2.8 million, partially offset by an increase in total interest expense of $1.8 million. Interest income on loans increased by $2.7 million primarily due to the combined effect of an increase in average balance from $213.9 million to $258.6 million and an increase in average yield from 6.29% to 6.60%. Interest income on investment and mortgage-backed securities decreased by $31,000 to $2.1 million, primarily due to the impact of a decrease in average balance from $77.9 million to $59.8 million, partially offset by an increase in average yield from 3.58% to 4.59%. Interest income on other interest-earning assets increased $129,000 to $854,000, primarily due to the impact of an increase in average balance from $24.2 million to $27.4 million and an increase in average yield from 4.00% to 4.16%. Interest expense on interest-bearing deposits increased by $1.8 million, primarily due to the effect of an increase in average rate paid from 2.53% to 3.35%, partially offset by a decrease in average balance from $298.5 million to $295.6 million. Interest expense on borrowed funds increased $56,000 due to an increase in average outstanding borrowings from $2.0 million to $2.7 million and an increase in average rate paid from 2.77% to 4.73%. The increases in the average yields on loans and investments and in the average rates paid on interest-bearing deposits and borrowed funds are primarily the result of an increase in market interest rates. The increase in borrowings was used to fund loan growth.

The provision for loan losses was $95,000 for the quarter ended March 31, 2007 compared to $30,000 for the quarter ended March 31, 2006. The provision for loan losses was $635,000 for the nine months ended March 31, 2007 compared to $90,000 for the nine months ended March 31, 2006. The increase is primarily due to the increase in size of the loan portfolio, as well as an increase of $2.2 million in nonperforming loans for the nine months ended March 31, 2007 as compared to a decrease of $214,000 in nonperforming loans for the nine months ended March 31, 2006. The increase in nonperforming loans is primarily the result of three commercial real estate loans totaling $1.8 million and three one-to-four family residential real estate loans totaling $0.3 million.

Noninterest income was $1.0 million for the quarter ended March 31, 2007, compared to $117,000 for the same period in 2006. A gain on sale of investments of $587,000 was reported for the quarter ended March 31, 2007, compared to a loss of $286,000 for the same period in 2006. The gain is primarily related to the sale of securities issued by Freddie Mac and the proceeds were used to fund loan growth. Noninterest income was $2.4 million for the nine months ended March 31, 2007, compared to $844,000 for the same period in 2006, primarily due to the gain on sale of investments of $1.2 million that was reported for the nine months ended March 31, 2007, compared to a loss of $286,000 for the same period in 2006. The gain is primarily related to the sale of securities issued by Freddie Mac.

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Noninterest expense was $2.3 million for the quarter ended March 31, 2007 compared to $3.8 million for the same prior year period. The decrease in noninterest expense was primarily the result of a $1.9 million decrease in charitable contributions, partially offset by an increase in compensation and benefit expense of $307,000 and an increase in other expenses of $103,000. The reduction in charitable contributions is due to the funding of the United Community Charitable Foundation of $1.9 million during the quarter ended March 31, 2006. The increase in compensation and benefit expense is primarily due to stock-based compensation expense of $298,000 during the quarter ended March 31, 2007 as well as an increase in the number of employees to staff our new Aurora branch and our proposed St. Leon branch, which will open in May 2007. The increase in other expenses is primarily due to additional expenses associated with being a public company. Noninterest expense was $6.8 million for the nine months ended March 31, 2007 compared to $7.4 million for the same prior year period. The decrease in noninterest expense was primarily the result of a $1.9 million decrease in charitable contributions, partially offset by a $714,000 increase in compensation and benefit expense, and a $531,000 increase in other operating expenses. The reduction in charitable contributions is due to the absence of the 2006 funding of the United Community Charitable Foundation as discussed above. The increase in compensation and benefit expense is due to stock-based compensation expense of $298,000 during the nine months ended March 31, 2007 as well as an increase in the number of employees to staff our new Aurora and proposed St. Leon branches as discussed above. The increase in other expenses is primarily due to additional expenses associated with being a public company. Other operating expenses are primarily comprised of miscellaneous loan expense, professional fees, bank fees and office expenses.

Income tax expense was $567,000 for the quarter ended March 31, 2007 compared to an income tax benefit of $381,000 for the same period in 2006. The increase in expense is primarily due to a $2.4 million increase in pre-tax earnings as well as an increase in the annual effective tax rate resulting primarily from nondeductible charges related to certain stock-based compensation awards. Income tax expense increased $980,000 to $1.2 million for the nine months ended March 31, 2007, compared to $245,000 for the same period in 2006. The increase in expense is primarily due to a $2.6 million increase in pre-tax earnings.

Total assets were $386.2 million at March 31, 2007 compared to $354.7 million at June 30, 2006. Nonperforming assets increased from $972,000 at June 30, 2006 to $3.1 million at March 31, 2007. During the nine months ended March 31, 2007, cash and cash equivalents increased $33.2 million to $48.2 million due to a $21.3 million increase in certificates of deposit and a $10.8 million increase in municipal deposits. Securities available for sale decreased $21.1 million to $21.0 million and mortgage backed securities available for sale decreased $5.3 million to $29.0 million. The decreases are due to the redeployment of these funds into higher yielding loans. Loans receivable increased $24.1 million to $268.6 million primarily as a result of increases in our commercial real estate loan portfolio. Loan growth in this portfolio is primarily the result of our marketing efforts which include media and personal contacts. Loan growth was funded primarily by sales and maturities of investment securities and by the increase in deposits.

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Total liabilities increased $31.8 million to $324.1 million at March 31, 2007 from $292.2 million at June 30, 2006. The increase in liabilities is primarily the result of a $31.4 million increase in deposits, primarily relating to increases in certificates of deposit of $21.3 million, demand deposits of $2.7 million and municipal deposits of $7.9 million, and an increase in accrued liabilities primarily resulting from an increase in income taxes payable.

Stockholders' equity at March 31, 2007 was $62.2 million compared to $62.5 million at June 30, 2006. The decrease is primarily due to the previously disclosed repurchase of 165,894 shares of common stock to fund a trust used to fund restricted stock awards under the Company's 2006 Equity Incentive Plan at an aggregate cost of $2.1 million and dividends paid of $799,000, offset by net income of $1.9 million for the nine months ended March 31, 2007, a decrease in unrealized losses on securities available for sale of $131,000, a reduction in unearned ESOP shares and related market value adjustments of $238,000, and stock-based compensation expense of $298,000.

United Community Bancorp is the holding company of United Community Bank headquartered in Lawrenceburg, Indiana. The Bank currently operates five offices in Dearborn County, Indiana.

This news release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of the Company's loan or investment portfolios. Additionally, other risks and uncertainties may be described in the Company's annual report on Form 10-K, its quarterly reports on Form 10-Q, which are available through the SEC's website at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

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

                                                UNITED COMMUNITY BANCORP
                                           SUMMARY OF FIRNANCIAL HIGHLIGHTS
                                      CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                               (Unaudited)
                                                   At              At
                                                March 31,       June 30,
                                                  2007            2006
                                                      (In Thousands)
ASSETS
Cash and cash equivalents                       $ 48,200       $ 15,010
Investment securities                             50,173         76,591
Loans receivable, net                            268,602        244,537
Other Assets                                      19,265         18,569
TOTAL ASSETS                                    $386,240       $354,707

LIABILITIES

Deposits (1)                                    $321,179      $289,807
Other Liabilities                                  2,892         2,415
TOTAL LIABILITIES                                324,071       292,222
Total Stockholders' Equity                        62,169        62,485
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY        $386,240      $354,707


(1) Includes municipal deposits of $146.5 million at March 31, 2007 and $138.6 million at June 30, 2006.



                                                             CONSOLIDATED STATEMENTS OF INCOME
                                                                       (UNAUDITED)
                                                     THREE MONTHS ENDED           NINE MONTHS ENDED
                                                         MARCH 31,                    MARCH 31,
                                                   2007            2006          2007           2006
                                                            (IN THOUSANDS, EXCEPT SHARE DATA)
Interest Income                                $    5,429        $ 4,546      $   15,722      $12,915
Interest Expense                                    2,737          1,940           7,530        5,697
                                               -------------------------      -----------------------
Net Interest Income                                 2,692          2,606           8,192        7,218
Provision for Loan Losses                              95             30             635           90
                                               -------------------------      -----------------------
Net Interest Income after Provision
    for Loan Losses                                 2,597          2,576           7,557        7,128
Total Non-Interest Income                           1,001            117           2,355          844
Total Non-Interest Expenses                         2,318          3,838           6,752        7,390
                                               -------------------------      -----------------------
INCOME (LOSS) BEFORE TAX PROVISION (BENEFIT)        1,280         (1,145)          3,160          582
Income Tax Provision (Benefit)                        567           (381)          1,225          245
                                               -------------------------      -----------------------
NET INCOME (LOSS)                              $      713        $  (764)     $    1,935         $337

EARNINGS PER SHARE(2)
   Basic                                       $     0.09            n/a      $     0.24          n/a
                                               =========================      =======================
   Diluted                                     $     0.09            n/a      $     0.24          n/a
                                               =========================      =======================
WEIGHTED AVERAGE SHARES OUTSTANDING(2)
   Basic                                        8,001,316            n/a       8,097,974          n/a
                                               =========================      =======================
   Diluted                                      8,016,579            n/a       8,109,423          n/a
                                               =========================      =======================


(2) Due to the timing of the Bank's reorganization into the mutual holding company form and the completion of the initial public offering on March 30, 2006, earnings per share for the period from March 30, 2006 to March 31, 2006 is not considered meaningful and is not shown.


                                                           AT OR FOR THE              AT OR FOR THE
                                                        THREE MONTHS ENDED          NINE MONTHS ENDED
                                                             MARCH 31,                  MARCH 31
                                                        2007          2006          2007         2006
                                                            (UNAUDITED)                (UNAUDITED)
PERFORMANCE RATIOS (1):
Return on average assets                                0.74%        (0.89)%        0.71%        0.13%
Return on average equity                                4.59         (7.41)         4.09         1.33
Interest rate spread  (2)                               2.51          3.00          2.70         2.92
Net interest margin  (3)                                2.95          3.16          3.16         3.05
Noninterest expense to average assets                   2.42          2.15          2.47         2.16
Efficiency ratio  (4)                                  62.77        140.95         64.02       109.09
Average interest-earning assets to
  average interest-bearing liabilities                114.65        106.71        115.93       105.17
Average equity to average assets                       16.23         11.95         17.30        10.10

CAPITAL RATIOS:
Tangible capital                                       12.48         17.03         12.48        17.03
Core capital                                           12.48         17.03         12.48        17.03
Total risk-based capital                               20.75         29.09         20.75        29.09

ASSET QUALITY RATIOS:
Nonperforming loans as a percent
 of total loans                                         1.11          0.56          1.11         0.56
Allowance for loan losses as a percent
 of total loans                                         0.98          0.89          0.98         0.89
Allowance for loan losses as a percent
 of nonperforming loans                                88.40        159.92         88.40       159.92
Net charge-offs (recoveries) to average
 outstanding loans during the period                   (0.07)         0.08         (0.02)        0.16


(1)  Annualized
(2) Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost on average interest-bearing liabilities.
(3) Represents net interest income as a percent of average interest-earning assets.
(4) Represents other expense divided by the sum of net interest income and other income.